Exhibit 99.1

RH REPORTS SECOND QUARTER FISCAL 2024 RESULTS

CORTE MADERA, Calif.--(BUSINESS WIRE)—September 12, 2024--RH (NYSE: RH) has released its financial results for the second quarter ended August 3, 2024, in a shareholder letter from Chairman and Chief Executive Officer Gary Friedman, available on the Investor Relations section of its website at ir.rh.com.

As previously announced, RH leadership will host a live conference call and audio webcast at 2:00 pm Pacific Time (5:00 pm Eastern Time) today. The live conference call may be accessed by dialing 800.225.9448 or 203.518.9708 for international callers (passcode: RHQ2). The call and replay can also be accessed via audio webcast at ir.rh.com.

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, sourcebooks, and online at RH.com, RHContemporary, RHModern.com, RHBabyandChild.com, RHTEEN.com and Waterworks.com.

CONTACTS

PRESS CONTACT

truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com